Exhibit 99.1

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Jeanne Ludington
(615) 443-9115

CRACKER BARREL REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2013 RESULTS

AND PROVIDES GUIDANCE FOR FISCAL 2014

Seventh Consecutive Quarter of Positive Comparable Store Traffic, Restaurant Sales, and Retail Sales

Diluted EPS Increased 19.2% Compared to Adjusted EPS in Prior Year Quarter

LEBANON, Tenn. – September 18, 2013 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter and for the fiscal year ending August 2, 2013. The Company also provided guidance for its 2014 fiscal year and first quarter:

Fourth Quarter Fiscal 2013 Highlights

•	Compared to the prior year fourth quarter, comparable store traffic increased 0.6%; comparable store restaurant sales increased 2.6%; and comparable store retail sales increased 1.1%.

•	Seventh consecutive quarter of positive comparable traffic, restaurant sales, and retail sales, and outperformance of the Knapp-Track™ casual-dining index.

•	Earnings per diluted share were $1.43 compared to GAAP EPS of $1.47 in the prior year quarter. GAAP EPS in the prior year quarter included a benefit of $0.27 for the 53rd week. Adjusted for the impact of the additional week in the prior year, earnings per diluted share increased 19.2%. (See non-GAAP reconciliation below.)

Full Year Fiscal 2013 Highlights

•	On a GAAP basis, earnings per diluted share were $4.90 compared to $4.40 in the prior year. Adjusted for the impact of the extra week in the prior year, and certain charges and credits in the current and prior year, adjusted earnings per diluted share were $4.97, a 14.5% increase over adjusted earnings per diluted share of $4.34 in the prior year.

•	On a GAAP basis, operating income was 7.6% of total revenue. On an adjusted basis, operating income was 7.8% of total revenue, compared with 7.4% in fiscal 2012.

•	During the year, the Company reduced debt by $125.1 million and paid $45.4 million in dividends.

Commenting on the fourth quarter and full fiscal year results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “The fourth quarter of fiscal 2013 represents the seventh consecutive quarter of year-over-year improvement in comparable store traffic, restaurant sales, and retail sales. The financial results of the fourth quarter and full year reflect the effective execution of our strategic plan. As we begin our

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Cracker Barrel Reports Fourth Quarter Results

September 18, 2013

2014 fiscal year, we are poised to capitalize on the achievements of fiscal 2013. I am proud of our team’s hard work and dedication, especially those in the field who are committed to serving our Cracker Barrel guests every day.”

Fourth-Quarter Fiscal 2013 Results

Revenue

The Company reported total revenue of $674.1 million for the fourth quarter of fiscal 2013, representing an increase of 3.9% over the fourth quarter of the prior year adjusted for the impact of the additional week. Comparable store restaurant sales increased 2.6% including a 2.0% increase in average check and 0.6% increase in store traffic. The average menu price increase for the quarter was approximately 1.9%. Comparable store retail sales were up 1.1% for the quarter. The Company opened two new Cracker Barrel stores during the quarter, for a total of eight new store openings during the fiscal year.

Comparable store restaurant traffic, average check and comparable store restaurant sales and retail sales for the fiscal months of May, June and July and the fourth quarter were as follows:

	May	June	July	Fourth Quarter
Comparable restaurant traffic	1.8%	0.1%	0.1%	0.6%
Average check	2.2%	2.1%	1.7%	2.0%
Comparable restaurant sales	4.0%	2.2%	1.8%	2.6%
Comparable retail sales	-0.4%	-1.5%	4.4%	1.1%

Fiscal 2012 was a 53-week year. For Fiscal 2013, the Company calculates comparable store traffic, check, and sales using the corresponding prior year weeks.

Operating Income

Operating income in the fourth quarter was $54.8 million, or 8.1% of total revenue. GAAP operating income in the prior year quarter was 8.6% of total revenue, or 7.7% when adjusted for the impact of the 53rd week. A 110 basis point reduction in labor and related expenses was partially offset by higher other store operating expenses.

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Cracker Barrel Reports Fourth Quarter Results

September 18, 2013

Fiscal 2013 Results

Total revenue for fiscal 2013 was $2.64 billion. Adjusting for the 53rd week in the prior fiscal year, total revenue increased 4.6% for the year. Full year comparable store sales increased 3.0%, while comparable traffic increased 0.6%. Comparable store restaurant sales and retail sales increased by 3.1% and 2.9%, respectively.

Operating income for fiscal 2013 was $201.5 million, or 7.6% of sales compared to $191 million or 7.4% of sales in the prior year. Adjusted for the impact of severance charges and proxy contest expenses, operating income for the year was $207.2 million, or 7.8% of sales. In comparison, adjusted operating income in the prior fiscal year was $188.1 million, or 7.4% of sales.

GAAP net income was $117.3 million, or $4.90 per diluted share, compared to $103.1 million or $4.40 per diluted share in the prior year. Adjusted net income was $119.1 million, or $4.97 per diluted share, compared to adjusted net income of $101.6 million, or $4.34 per diluted share in the prior year, representing a year-over-year increase in adjusted EPS of 14.5%.

Net cash flow provided by operating activities was $208.5 million, compared with $219.8 million in the prior fiscal year. During fiscal 2013, the Company repurchased 44,300 shares of stock for a total of $3.6 million, paid down $125.1 million of debt, and paid $45.4 million in dividends.

Fiscal 2014 Outlook

For fiscal 2014, the Company expects total revenue of between $2.7 billion and $2.75 billion, and earnings per diluted share of between $5.60 and $5.80. The increased revenue projection for fiscal 2014 reflects the expected opening of seven or eight new Cracker Barrel stores, and projected increases in comparable store restaurant sales and retail sales in a range of 2.0% to 3.0%. The Company projects food commodity inflation of approximately 2% for the year, with food commodity inflation above 4% in the first quarter. The Company projects an operating income margin of between 7.8% and 8.0% of total revenue for fiscal 2014. The Company expects depreciation expense between $68 million and $70 million; net interest expense between $16 million and $18 million; and an effective tax rate of between 31% and 32%. The Company expects capital expenditures during fiscal 2014 to be between $90 million and $100 million.

The Company expects to report earnings per diluted share for the first quarter of 2014 of between $1.05 and $1.15. The Company’s first quarter guidance reflects higher commodity costs, projected training and other expenses related to the roll-out of Wholesome Fixin’s®, and the cost of the Company’s bi-annual general managers’ meeting in October. The Company notes that its guidance does not include expenses related to a potential third proxy contest by an affiliate of Biglari Holdings Inc. at its 2013 annual shareholders’ meeting. The Company reminds investors that its outlook for fiscal 2014 reflects a number of assumptions, many of which are outside the Company’s control.

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Cracker Barrel Reports Fourth Quarter Results

September 18, 2013

Fiscal 2013 Fourth-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through October 2, 2013.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 624 company-owned locations in 42 states. For more information, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for FY 2013 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and

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Cracker Barrel Reports Fourth Quarter Results

September 18, 2013

retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Fourth Quarter Results

September 18, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Twelve Months Ended
	8/2/13	(1) 8/3/12	Percentage Change	8/2/13	(1) 8/3/12	Percentage Change
Total revenue	$674,101	$700,010	(4)%	$2,644,630	$2,580,195	3
Cost of goods sold	210,657	216,171	(3)	854,684	827,484	3

Gross profit	463,444	483,839	(4)	1,789,946	1,752,711	2
Labor and other related expenses	243,085	260,259	(7)	962,559	951,435	1
Other store operating expenses	127,742	126,003	1	482,601	464,130	4

Store operating income	92,617	97,577	(5)	344,786	337,146	2
General and administrative expenses	37,770	37,671	0	143,262	146,171	(2)

Operating income	54,847	59,906	(8)	201,524	190,975	6
Interest expense	4,543	11,354	(60)	35,742	44,687	(20)

Pretax income	50,304	48,552	4	165,782	146,288	13
Provision for income taxes	16,001	13,856	16	48,517	43,207	12

Net income	$34,303	$34,696	(1)	$117,265	$103,081	14

Earnings per share – Basic:	$1.44	$1.49	(3)	$4.95	$4.47	11

Earnings per share – Diluted:	$1.43	$1.47	(3)	$4.90	$4.40	11

Weighted average shares:
Basic	23,786,103	23,282,127	2	23,708,875	23,067,566	3
Diluted	24,053,608	23,627,908	2	23,948,321	23,408,126	2
Ratio Analysis
Total revenue:
Restaurant	81.5%	81.3%		79.6%	79.6%
Retail	18.5	18.7		20.4	20.4

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold	31.3	30.9		32.3	32.1

Gross profit	68.7	69.1		67.7	67.9
Labor and other related expenses	36.1	37.2		36.5	36.8
Other store operating expenses	18.9	18.0		18.2	18.0

Store operating income	13.7	13.9		13.0	13.1
General and administrative expenses	5.6	5.3		5.4	5.7

Operating income	8.1	8.6		7.6	7.4
Interest expense	0.6	1.7		1.3	1.7

Pretax income	7.5	6.9		6.3	5.7
Provision for income taxes	2.4	1.9		1.9	1.7

Net income	5.1%	5.0%		4.4%	4.0%

(1)	Fiscal year 2012 was a 53-week year and the fourth quarter of fiscal 2012 was a 14-week quarter. The impact of this additional week is shown on page 10 of this press release.

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Cracker Barrel Reports Fourth Quarter Results

September 18, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited and in thousands, except share amounts)

	8/2/13	8/3/12
Assets
Cash and cash equivalents	$121,718	$151,962
Property held for sale	883	884
Accounts receivable	15,942	14,609
Inventory	146,687	143,267
Prepaid expenses	12,648	11,405
Deferred income taxes	4,316	15,181
Property and equipment, net	1,026,369	1,022,370
Other long-term assets	59,743	59,314

Total assets	$1,388,306	$1,418,992

Liabilities and Shareholders’ Equity
Accounts payable	$110,637	$101,271
Other current liabilities	205,430	217,788
Long-term debt	400,000	525,036
Interest rate swap liability	11,644	14,166
Other long-term obligations	120,073	114,897
Deferred income taxes	56,496	63,159
Shareholders’ equity, net	484,026	382,675

Total liabilities and shareholders’ equity	$1,388,306	$1,418,992

Common shares issued and outstanding	23,795,327	23,473,024

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Cracker Barrel Reports Fourth Quarter Results

September 18, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Twelve Months Ended
	8/2/13	8/3/12
Cash flows from operating activities:
Net income	$117,265	$103,081
Depreciation and amortization	66,120	64,467
Loss on disposition of property and equipment	4,057	2,702
Share-based compensation, net of excess tax benefit	15,507	9,918
(Increase) in inventories	(3,420)	(1,720)
Increase in accounts payable	9,366	1,592
Net changes in other assets and liabilities	(396)	39,782

Net cash provided by operating activities	208,499	219,822

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(73,961)	(80,170)
Proceeds from sale of property and equipment	555	623

Net cash used in investing activities	(73,406)	(79,547)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(125,153)	(25,133)
Proceeds from exercise of share-based compensation awards	6,454	17,602
Excess tax benefit from share-based compensation	2,332	4,502
Purchase and retirement of common stock	(3,570)	(14,923)
Deferred financing costs	0	(263)
Dividends on common stock	(45,400)	(22,372)

Net cash used in financing activities	(165,337)	(40,587)

Net (decrease) increase in cash and cash equivalents	(30,244)	99,688
Cash and cash equivalents, beginning of period	151,962	52,274

Cash and cash equivalents, end of period	$121,718	$151,962

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Cracker Barrel Reports Fourth Quarter Results

September 18, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	8/2/13	8/3/12	8/2/13	8/3/12
Units in operation:
Open at beginning of period	622	613	616	603
Opened during period	2	3	8	13

Open at end of period	624	616	624	616
Total revenue: (In thousands, on comparable 13 and 52 week periods)
Restaurant	$549,657	$526,917	$2,104,768	$2,011,982
Retail	124,444	122,034	539,862	517,154

Total revenue	674,101	$648,951	2,644,630	$2,529,136

Cost of goods sold: (In thousands, on comparable 13 and 52 week periods)
Restaurant	$148,687	$140,855	$571,825	$542,308
Retail	61,970	60,012	282,859	269,872

Total cost of goods sold	$210,657	$200,867	$854,684	$812,180
Average unit volume: (In thousands, on comparable 13 and 52 week periods)
Restaurant	$883.3	$856.8	$3,389.8	$3,300.5
Retail	200.0	198.4	869.5	848.4

Total	$1,083.3	$1,055.2	$4,259.3	$4,148.9

Operating weeks: (on comparable 13 and 52 week periods)
	8,090	7,995	32,287	31,699

	Q4 2013 vs. Q4 2012		12 mo. 2013 vs. 12 mo. 2012
Comparable store sales period to period increase:
Restaurant	2.6%		3.1%
Retail	1.1%		2.9%
Number of locations in comparable store base	606		596

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Cracker Barrel Reports Fourth Quarter Results

September 18, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating results to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted revenue”, “adjusted operating income,” “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted general and administrative expenses” before the impact of proxy contest expenses, severance and restructuring charges and the benefit of store dispositions net of an impairment. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	Fourth Quarter ended August 2, 2013			Fourth Quarter ended August 3, 2012
	As Reported	Adjust	As Adjusted	As Reported	Adjust	53rd week	As Adjusted
Total Revenue	$674,101		$674,101	$700,010		(51,059)	$648,951
Store operating income	92,617	—	92,617	97,577	—	(11,093)	86,484
General and administrative expenses	37,770	—	37,770	37,671		(1,370)	36,301
Impairment and store dispositions, net	—	—	—	—	—	—	—

Operating income	54,847	—	54,847	59,906	—	(9,723)	50,183
Interest Expense	4,543	—	4,543	11,354	—	(811)	10,543

Pretax income	50,304	—	50,304	48,552	—	(8,912)	39,640
Provision for income taxes	16,001	—	16,001	13,856	—	(2,632)	11,224

Net income	$34,303	$—	$34,303	$34,696	$—	$(6,280)	$28,416

Earning per share - Basic	$1.44	$—	$1.44	$1.49	$—	$(0.27)	$1.22
Earning per share - Diluted	$1.43	$—	$1.43	$1.47	$—	$(0.27)	$1.20

	Twelve months ended August 2, 2013			Twelve months ended August 3, 2012
	As Reported	Adjust	As Adjusted	As Reported	Adjust	53rd week	As Adjusted
		(1) (2) (3)			(1) (2)
Total Revenue	$2,644,630		$2,644,630	$2,580,195		(51,059)	$2,529,136
Store operating income	344,786	—	344,786	337,146	—	(11,093)	326,053
General and administrative expenses	143,262	(5,634)	137,628	146,171	(6,863)	(1,370)	137,938
Impairment and store dispositions, net	—	—	—	—	—	—	—

Operating income	201,524	5,634	207,158	190,975	6,863	(9,723)	188,115
Interest Expense	35,742	—	35,742	44,687	—	(811)	43,876

Pretax income	165,782	5,634	171,416	146,288	6,863	(8,912)	144,239
Provision for income taxes	48,517	3,847	52,364	43,207	2,027	(2,632)	42,602

Net income	$117,265	$1,787	$119,052	$103,081	$4,836	$(6,280)	$101,637

Earning per share - Basic	$4.95	$0.08	$5.02	$4.47	$0.21	$(0.27)	$4.41
Earning per share - Diluted	$4.90	$0.07	$4.97	$4.40	$0.21	$(0.27)	$4.34

(1)	Charges and tax effects of the proxy contest concluded at the Company’s annual meeting of shareholders.
(2)	Severance, other charges and tax effects related to organizational changes.
(3)	Provision for taxes adjusted to exclude the $2.1 million prior year favorable effect of the retroactive reinstatment of the work opportunity tax credit.

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